Exhibit 4.1
EXECUTION VERSION

___________________________________________________________________________
___________________________________________________________________________

TEXAS-NEW MEXICO POWER COMPANY

to

UNION BANK, N.A.,
as Trustee

_______________________________________

FIFTH SUPPLEMENTAL INDENTURE
dated as of April 3, 2013

Supplemental to the First Mortgage Indenture
dated as of March 23, 2009
(file no.:  09-0007931211)

Establishing a series of Securities designated

6.95% FIRST MORTGAGE BONDS, DUE 2043, SERIES 2013A

___________________________________________________________________________
___________________________________________________________________________

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Address of Debtor:
Texas-New Mexico Power Company
Attention: Vice President and Treasurer
577 North Garden Ridge Boulevard
Lewisville, Texas 75067

Address of Secured Party:
Union Bank, N.A., as Trustee
120 S. San Pedro Street, Suite 400
Los Angeles, California   90012
Attention: Corporate Trust - Jennifer Earle

FIFTH SUPPLEMENTAL INDENTURE, dated as of April 3, 2013, between TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”), and UNION BANK, N.A., a national banking association organized and existing under the laws of the United States (successor as trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee under the Indenture hereinafter referred to (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture dated as of March 23, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities and the performance and observance of the other obligations of the Company thereunder; and

WHEREAS, the Company has also heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 23, 2009, a Second Supplemental Indenture, dated as of March 25, 2009, a Third Supplemental Indenture, dated as of April 30, 2009, as amended by a First Amendment, dated as of December 16, 2010, and a Fourth Supplemental Indenture, dated as of September 30, 2011, each such supplemental indenture being between the Company and the Trustee, each providing for the establishment of the terms of a series of Securities (the Original Indenture, as supplemented by said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture (as amended) and said Fourth Supplemental Indenture, the “Indenture”); and

WHEREAS, on June 1, 2011, Union Bank, N.A. succeeded to The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fifth Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and 14.01 of the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a new series of Securities under the Indenture to be known as its “6.95% First Mortgage Bonds, due 2043, Series 2013A” (the “First Mortgage Bonds”) in an initial aggregate principal amount of $93,198,000; and

WHEREAS, all things necessary to make the First Mortgage Bonds, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth, the valid, binding and legal obligations of the Company and to make this Fifth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the First Mortgage Bonds and for and in consideration of the premises and of the covenants contained in the Indenture and in this Fifth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS
Section 1.01 Certain Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined in this Fifth Supplemental Indenture. Unless the context otherwise requires, any reference herein to a “Section” or an “Exhibit” means a Section of, or an Exhibit to, this Fifth Supplemental Indenture, as the case may be.
The following terms have the meanings given to them in this Article One and, for purposes of this Fifth Supplemental Indenture, such meanings shall supersede and replace the meanings given them, if any, in the Original Indenture:
“Agent Members” has the meaning assigned to it in Section 2.04.
“Certificated First Mortgage Bond” means any First Mortgage Bond issued in fully-registered, certificated form (other than a Global First Mortgage Bond), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Exhibit A.
“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the First Mortgage Bonds (as defined in Section 2.01) to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such First Mortgage Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(i)	the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations,

(ii)	if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received, or

(iii)	if only one Reference Treasury Dealer Quotation is received, such quotation.

“Distribution Compliance Period” means, in respect of any Regulation S Global First Mortgage Bond, the 40 consecutive days beginning on and including the later of (a) the day on which any First Mortgage Bonds represented thereby are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such First Mortgage Bonds.
“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.
“First Mortgage Bond Custodian” means the custodian with respect to any Global First Mortgage Bond appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.
“Global First Mortgage Bond” means a Rule 144A Global First Mortgage Bond or a Regulation S Global First Mortgage Bond, as the context may require, issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Exhibit A.
“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.
“Reference Treasury Dealer” means each of four primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”), consisting of (i) Citigroup Global Markets Inc., (ii) J.P. Morgan Securities LLC (or its affiliate), (iii) one Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc. and (iv) one other nationally recognized investment banking firm (or its affiliate) that is selected by the Company in connection with the particular redemption, and their respective successors, provided that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another nationally recognized investment banking firm (or its affiliate) that is a Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.
“Regulation S Global First Mortgage Bonds” has the meaning assigned to it in Section 2.05.
“Restrictive Legend” has the meaning assigned to it in Section 2.05.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule).
“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Rule 144A Global First Mortgage Bonds” has the meaning assigned to it in Section 2.05.
“Temporary Regulation S Global First Mortgage Bond” has the meaning assigned to it in Section 2.05.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the applicable Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE FIRST MORTGAGE BONDS
Section 2.01 Title of the First Mortgage Bonds. This Fifth Supplemental Indenture hereby creates a series of Securities designated as the “6.95% First Mortgage Bonds, due 2043, Series 2013A” (the “First Mortgage Bonds”). Such First Mortgage Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Indenture as supplemented by this Fifth Supplemental Indenture. For purposes of the Indenture, the First Mortgage Bonds shall constitute a single series of Securities and may be issued in an unlimited aggregate principal amount (subject to the limitations set forth in Article IV of the Original Indenture), although the initial issuance of the First Mortgage Bonds shall be in the principal amount of $93,198,000.
Section 2.02 Form and Terms of the First Mortgage Bonds. The form and terms of the First Mortgage Bonds pursuant to the authority granted by this Fifth Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Original Indenture are set forth herein. The First Mortgage Bonds shall be issued in registered form without coupons in the denominations of $1,000 and integral multiples thereof, appropriately numbered and substantially in the form set forth in Exhibit A hereto.
The First Mortgage Bonds shall mature on April 1, 2043 and shall bear interest at the rate of 6.95% per annum, payable semi-annually on the first (1st) day of April and the first (1st) day of October in each year commencing October 1, 2013 (each such April 1 and October 1 hereinafter called an “Interest Payment Date”).
If any Interest Payment Date falls on a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day (and no interest or other payment shall be payable in respect of any such delay). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The First Mortgage Bonds shall be payable as to principal and interest (including interest on overdue principal and on overdue installments of interest to the extent lawful) in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable as provided for in the Indenture. The Company shall pay interest on overdue principal at the rate per annum borne by the First Mortgage Bonds, and it shall pay interest on overdue installments of interest at the rate per annum borne by the First Mortgage Bonds to the extent lawful.

The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the First Mortgage Bonds are registered at the close of business on the regular record date for such Interest Payment Date, which shall be the fifteenth (15th) day of the month next preceding such Interest Payment Date (hereinafter called a “Regular Record Date”); except that if the Company shall default in the payment of any interest due on such Interest Payment Date, the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) established to determine the Holders of record who will receive such Defaulted Interest (which shall be fixed in accordance with Section 3.07 of the Indenture), which Special Record Date shall not be more than fifteen (15) days or less than ten (10) days prior to the date proposed by the Company for payment of such Defaulted Interest.
Section 2.03 Optional Redemption. The Company, at its option, may redeem at any time all, or from time to time, any part of the First Mortgage Bonds, on not less than 30 days nor more than 60 days notice as provided in the Original Indenture (except that, notwithstanding the provisions of Section 5.04 of the Original Indenture, any notice of redemption for the First Mortgage Bonds given pursuant to said Section need not set forth the Redemption Price but only the manner of calculation thereof) at a Redemption Price equal to the greater of the following amounts:

(i)	100% of the principal amount of the First Mortgage Bonds then Outstanding to be so redeemed; and

(ii)
the sum of the present values of the principal amount and the remaining scheduled payments of interest on the First Mortgage Bonds to be redeemed (not including any portion of payments of interest accrued as of the applicable Redemption Date), discounted to the applicable Redemption Date in accordance with customary market practice on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date.
The Redemption Price will be calculated by the Independent Investment Banker assuming a 360-day year consisting of twelve 30-day months.
If less than all of the First Mortgage Bonds are to be redeemed, the Trustee shall select by lot, on a pro-rata basis or in such other manner as it shall deem appropriate and fair, the particular First Mortgage Bonds or portions thereof to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of First Mortgage Bonds to be redeemed (which, as long as the First Mortgage Bonds are held in the book-entry only system, will be The Depository Trust Company (or its nominee) or a successor Depositary); provided, however, that the failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of First Mortgage Bonds as to which there shall have been no such failure or defect. Such notice may state that such redemption shall be conditional upon receipt by the Paying Agent or Agents for such First Mortgage Bonds, on or prior to the Redemption Date, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such First Mortgage Bonds and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such First Mortgage Bonds. On and after the Redemption Date (unless the Company shall default in the payment of the First Mortgage Bonds or portions thereof to be redeemed at the applicable Redemption Price, together with interest accrued thereon to such date), interest on the First Mortgage Bonds or the portions thereof so called for redemption shall cease to accrue.
The Independent Investment Banker shall give to the Company and the Trustee written notice of the Redemption Price applicable to the First Mortgage Bonds promptly after its calculation thereof.
The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, shall be fully protected in relying upon the Independent Investment Banker's calculation of any Redemption Price, and shall have no responsibility for such calculation.
Section 2.04    Global First Mortgage Bond Provisions.

(a)    Each Global First Mortgage Bond initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the First Mortgage Bond Custodian, and (iii) bear the appropriate legend, as set forth in Exhibit A. Any Global First Mortgage Bond may be represented by more than one certificate. The aggregate principal amount of each Global First Mortgage Bond may from time to time be increased or decreased by adjustments made on the records of the First Mortgage Bond Custodian, as provided in this Fifth Supplemental Indenture.
(b)    Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Fifth Supplemental Indenture with respect to any Global First Mortgage Bond held on their behalf by DTC or by the First Mortgage Bond Custodian under such Global First Mortgage Bond, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents as the absolute owner of such Global First Mortgage Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Security Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global First Mortgage Bond. The registered Holder of a Global First Mortgage Bond may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Fifth Supplemental Indenture, the Indenture or the First Mortgage Bonds.

(c)    Except as provided below, owners of beneficial interests in Global First Mortgage Bonds will not be entitled to receive Certificated First Mortgage Bonds. Certificated First

Mortgage Bonds shall be issued to all owners of beneficial interests in a Global First Mortgage Bond in exchange for such interests if:

(i)DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global First Mortgage Bond and a successor depositary is not appointed by the Company within 90 days of such notice or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary,

(ii)the Company executes and delivers to the Trustee and Security Registrar an Officers' Certificate stating that such Global First Mortgage Bond shall be so exchangeable, or

(iii)an Event of Default has occurred and is continuing and the Security Registrar has received a written request from DTC to issue a Certificated First Mortgage Bond.

(d)    In connection with the exchange of an entire Global First Mortgage Bond for Certificated First Mortgage Bonds pursuant to this paragraph (d), such Global First Mortgage Bond shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global First Mortgage Bond, an equal aggregate principal amount of Certificated First Mortgage Bonds of authorized denominations.
(e)    In connection with the exchange of a portion of a Certificated First Mortgage Bond for a beneficial interest in a Global First Mortgage Bond, the Trustee shall cancel such Certificated First Mortgage Bond, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated First Mortgage Bond representing the principal amount not so exchanged.

Section 2.05 Restrictions on Transfer. The First Mortgage Bonds and any related documents may be amended or supplemented from time to time by the Company without the consent of any Holder to modify the restrictions on and procedures for resales and other transfers of the First Mortgage Bonds to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Holders of the First Mortgage Bonds are deemed by the acceptance of such First Mortgage Bonds to have agreed to any such amendment or supplement.

Global First Mortgage Bonds offered and sold to Qualified Institutional Buyers (as such term is defined under Rule 144A) in the United States of America in reliance on Rule 144A (the “Rule 144A Global First Mortgage Bonds”) shall be issued in the form of permanent global First Mortgage Bonds substantially in the form attached hereto as Exhibit A containing the second legend set forth thereon (the “Restrictive Legend”) and the other legends required thereby and numbered from 1 upward with the prefix “RA”, deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Rule 144A Global First Mortgage Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Global First Mortgage Bonds offered and sold outside the United States of America will be issued initially in the form of a single temporary Global First Mortgage Bond (the “Temporary Regulation S Global First Mortgage Bond”) and shall bear the Temporary Regulation S Global First Mortgage Bond Legend in the form set forth in Exhibit A. At any time following the Distribution Compliance Period, upon receipt by the Trustee and the Company of a duly executed certificate in the form of Exhibit A to the form of First Mortgage Bond, one or more Global First Mortgage Bonds will be issued (together with the Temporary Regulation S Global First Mortgage Bonds, the “Regulation S Global First Mortgage Bonds”). The Regulation S Global First Mortgage Bonds shall be numbered from 1 upward with the prefix “RS”. The Regulation S Global First Mortgage Bond will be deposited upon issuance with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Regulation S Global First Mortgage Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture, this Fifth Supplemental Indenture or under applicable law with respect to any transfer of any beneficial interest in any Global First Mortgage Bond (including any transfers between or among Agent Members or beneficial owners in any Global First Mortgage Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture or this Fifth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

If the proposed transfer is a transfer of a beneficial interest in one Global First Mortgage Bond to a beneficial interest in another Global First Mortgage Bond, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global First Mortgage Bond to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global First Mortgage Bond from which such interest is being transferred.

A Global First Mortgage Bond may not be transferred as a whole except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor depository or a nominee of such successor depository.

Beneficial interests in any restricted Global First Mortgage Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same restricted Global First Mortgage Bond in accordance with the transfer restrictions set forth in the Restrictive Legend; provided, however, that prior to the expiration of the restricted period under the Securities Act, transfers of beneficial interests in the Regulation S Global First Mortgage

Bond may not be made to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person (other than an Initial Purchaser).

Any Holder of a First Mortgage Bond requesting the transfer or exchange of a Rule 144A Global First Mortgage Bond (or an interest therein) for a Regulation S Global First Mortgage Bond (or an interest therein) must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate, in the form attached as Exhibit A to the form of First Mortgage Bond; provided that if the requested transfer or exchange is made by the Holder of a First Mortgage Bond that does not bear a Restrictive Legend, then no certification is required.

Any Holder of a First Mortgage Bond requesting the transfer or exchange of a Regulation S Global First Mortgage Bond (or an interest therein) for a Rule 144A Global First Mortgage Bond (or an interest therein) must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate, in the form attached as Exhibit B to the form of First Mortgage Bond; provided that if the requested transfer or exchange is made by the Holder of a First Mortgage Bond that does not bear a Restrictive Legend, then no certification is required.

The Company shall issue a First Mortgage Bond that is not a Global First Mortgage Bond and that does not bear the Restrictive Legend in replacement of a First Mortgage Bond (that is not a Global First Mortgage Bond) bearing the Restrictive Legend at the request of any Holder following such request if (i) the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that the First Mortgage Bond may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144, or (ii) the Holder sells the First Mortgage Bond pursuant to Rule 144 or an effective registration statement.

Beneficial interests in any unrestricted Global First Mortgage Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an unrestricted Global First Mortgage Bond.
Section 2.06 Sinking Fund. The First Mortgage Bonds are not subject to any sinking fund.

ARTICLE THREE

ISSUANCE OF THE FIRST MORTGAGE BONDS

Section 3.01 Additional First Mortgage Bonds. The principal amounts of the First Mortgage Bonds which may be authenticated and delivered hereunder are not limited, except as otherwise provided in Article IV of the Original Indenture. Subject to the limitations set forth in Article IV of the Original Indenture, the Company may, from time to time, without notice to or consent of Holders of the First Mortgage Bonds, issue additional First Mortgage Bonds with the same form and terms (other than the date of issuance, the date from which interest thereon will begin to accrue and the issue price) as the First Mortgage Bonds and such additional First Mortgage Bonds shall form a single series of Securities with the applicable series of First Mortgage Bonds, including for purposes of voting and redemptions, and shall rank equally and ratably with the First Mortgage Bonds.

Section 3.02 Authentication. The First Mortgage Bonds in the aggregate principal amount of Ninety-Three Million One Hundred Ninety-Eight Thousand Dollars ($93,198,000) may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee (either before or after the filing or recording hereof) pursuant to and in accordance with a Company Order delivered pursuant to, and upon compliance by the Company with the other applicable provisions and requirements of, Article IV of the Original Indenture.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

Section 4.01 Utility and Transmitting Utility.  The Company is a utility as defined in Section 261.001(a) of the Texas Business and Commerce Code (the “TBCC”). The Company intends to subject the Original Indenture, as heretofore supplemented and as supplemented by this Fifth Supplemental Indenture, to the requirements and benefits of Chapter 261 of the TBCC. The perfection of and notice provided by the Original Indenture, as heretofore supplemented and as supplemented by this Fifth Supplemental Indenture, under Section 261.004 of the TBCC with respect to the interest in property granted as security thereunder shall be effective from its date of deposit for filing until and to the extent such interest in property is released by the filing of a termination statement or a release of such interest in property, in each case signed or authorized in writing by the Trustee, and no renewal, refiling or continuation statement shall be required to continue such effectiveness.  The Company is also a transmitting utility as defined in Section 9.102 of the TBCC.  The Original Indenture, as heretofore supplemented and as supplemented by this Fifth Supplemental Indenture, shall remain effective as (a) a financing statement until a termination statement is filed, as provided in Section 9.515(f) of the TBCC, and (b) a financing statement filed as a fixture filing until the Original Indenture (as heretofore supplemented and as supplemented by this Fifth Supplemental Indenture) is released in full or satisfied of record or its effectiveness otherwise terminates as to the real property covered thereby, as provided in Section 9.515(g) of the TBCC.

Section 4.02 Ratification. The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.03 Trustee. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Indenture, as supplemented by this Fifth Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or of the First Mortgage Bonds or the due execution hereof or thereof by the Company or for or in respect of the recitals contained herein or therein (except the Trustee's certificate of authentication thereon) or the statements contained in Section 4.01, all of which recitals and statements are made by the Company solely.

Section 4.04 Governing Law. This Fifth Supplemental Indenture and the First Mortgage Bonds shall be governed by and construed in accordance with the law of the State of New York(including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were this Fifth Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

Section 4.05 Counterparts. The Fifth Supplemental Indenture referred to herein is an indenture supplemental to the Indenture. This Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, said Texas-New Mexico Power Company has caused this Fifth Supplemental Indenture to be executed on its behalf, and said UNION BANK, N.A as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Fifth Supplemental Indenture to be executed on its behalf, to be effective as of the 3rd day of April, 2013.

TEXAS-NEW MEXICO POWER COMPANY
By:	/s/ Terry R. Horn
Name: Terry Horn
Title: Vice President and Treasurer

ACKNOWLEDGMENT:

STATE OF NEW MEXICO        §

§

COUNTY OF Bernalillo        §

This instrument was acknowledged before me on this 28 day of March, 2013, by Terry R. Horn, Vice President and Treasurer of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.

COMM. EXPIRES:
12/1/15
__/s/Corrine Brazfield____
Notary Public in and for the State of
New Mexico

S-1

[Signature Page to Fifth Supplemental Indenture to
First Mortgage Indenture of Texas-New Mexico Power Company]

UNION BANK, N.A., as Trustee
By:	/s/ Jennifer Earle
Name: Jennifer Earle
Title: Vice President

ACKNOWLEDGMENT:

STATE OF CALIFORNIA        §

§

COUNTY OF LOS ANGELES    §

This instrument was acknowledged before me on this 28th day of March, 2013 by Jennifer Earle, Vice President of UNION BANK, N.A., a national banking association, on behalf of said association.

LINDA TOWNSON
Commission # 1939893
Los Angeles County
My Comm. Expires Jun 5, 2015
____/s/Linda Townson___________________
Notary Public in and for the State of California

S-2

[Signature Page to Fifth Supplemental Indenture to
First Mortgage Indenture of Texas-New Mexico Power Company]

Exhibit A
[FORM OF 6.95% First Mortgage Bond, due 2043, SERIES 2013A]

[IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN AVAILABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (“RULE 144A”) OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF TEXAS-NEW MEXICO POWER COMPANY (THE “COMPANY”) THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (II) OUTSIDE THE UNITED STATES IN AN

OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (VI) TO THE COMPANY OR ONE OF ITS AFFILIATES, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
[Include the following legend on the Temporary Regulation S Global First Mortgage Bond:]
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL FIRST MORTGAGE BOND WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL FIRST MORTGAGE BOND OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE FIRST MORTGAGE BONDS REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE COMPANY AND THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL FIRST MORTGAGE BOND MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK SA./N.V. OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF

CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL FIRST MORTGAGE BOND WILL NOTIFY ANY PURCHASER OF THIS FIRST MORTGAGE BOND OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL FIRST MORTGAGE BOND MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL FIRST MORTGAGE BOND ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL FIRST MORTGAGE BOND FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL FIRST MORTGAGE BOND IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL FIRST MORTGAGE BOND MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL FIRST MORTGAGE BOND, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME.

TEXAS-NEW MEXICO POWER COMPANY

(Incorporated under the laws of the State of Texas)

6.95% First Mortgage Bond, due 2043, Series 2013A

No.                                         $[        ]
CUSIP No.
ISIN No.

TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (hereinafter called the “Company”, which term shall include any Successor Corporation under the Indenture), for value received, hereby promises to pay to _____________________, or registered assigns, on April 1, 2043, the principal sum of [___________ dollars ($________)] [as revised by the Schedule of Increases and Decreases in Global First Mortgage Bond attached hereto],1 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest on said principal sum in like coin or currency from April 3, 2013, or from the most recent April 1 or October 1 to which interest has been paid or duly provided for, at the rate of six and ninety-five one-hundredths percent (6.95%) per annum, payable semi-annually, on the first (1st) day of April and first (1st) day of October in each year, commencing October 1, 2013 (each an “Interest Payment Date”), until Maturity. The Company shall pay interest on overdue principal at the rate per annum borne by this First Mortgage Bond, and it shall pay interest on overdue installments of interest at the rate per annum borne by this First Mortgage Bond to the extent lawful. For purposes of the Fifth Supplemental Indenture and this First Mortgage Bond, the term “interest” shall be deemed to include interest provided for in the first and second immediately preceding sentences. If any Interest Payment Date falls on a day that is not a Business Day then payment of interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay). The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in such Indenture, be paid to the Person in whose name this First Mortgage Bond is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth (15th) day of the month next preceding such Interest Payment Date; except that if the Company shall default in the payment of any interest due on such Interest Payment Date, such defaulted interest shall be paid to the Holder of such First Mortgage Bond as of the close of business on a date selected by the Trustee (in accordance with Section 3.07 of the Indenture) (a “Special Record Date”), which Special Record Date shall not be more than fifteen (15) days or less than ten (10) days prior to the date proposed by the Company for payment of such defaulted interest.

________________________
1To be inserted on Bonds in global form only.

Principal of, premium (if any) and interest on this First Mortgage Bond are payable at the corporate trust office or agency of the Trustee, in New York, New York, as Paying Agent for the Company. Interest will be computed on the basis of a 360 day year consisting of twelve (12) thirty (30) day months.

The provisions of this First Mortgage Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This First Mortgage Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Union Bank N.A., the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused the signature of its duly authorized officer to be hereto affixed.

Dated: ____________

By:	TEXAS-NEW MEXICO POWER COMPANY
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as supplemented and amended, including as supplemented by the Fifth Supplemental Indenture.

By:	UNION BANK, N.A., as Trustee
Authorized Officer

[FORM OF REVERSE OF
6.95% First Mortgage Bond, due 2043, SERIES 2013A]

This First Mortgage Bond is one of a duly authorized issue of Securities of the Company (herein called the “First Mortgage Bonds”), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of March 23, 2009, executed by the Company to Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A.) (herein called the “Trustee”) (said indenture being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (including the Fifth Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the First Mortgage Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the First Mortgage Bonds are, and are to be, secured, and for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the First Mortgage Bonds and of the terms upon which the First Mortgage Bonds are, and are to be, authenticated and delivered. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the Holders of the First Mortgage Bonds may be made, in certain cases without the consent of the Holders of the First Mortgage Bonds, as set forth in Section 14.01 of the Indenture, and otherwise with the consent of the Company by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds entitled to vote then outstanding, at a meeting of Holders of the First Mortgage Bonds called and held as provided in the Indenture, or by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of First Mortgage Bonds then outstanding under the Indenture are so affected; provided, however, that no such modifications or alterations shall be made which will affect the terms of payment of the principal of, or interest on, this First Mortgage Bond, which are unconditional. The First Mortgage Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This First Mortgage Bond is one of a series designated as “6.95% First Mortgage Bonds, due 2043, Series 2013A” of the Company, issued under and secured by the Indenture and all indentures supplemental thereto and described in an indenture supplemental thereto (herein called the “Fifth Supplemental Indenture”), dated as of April 3, 2013, executed by the Company to the Trustee.
The Company, at its option, may redeem all, or from time to time, any part of the First Mortgage Bonds of this series on not less than 30 days nor more than 60 days notice by first-class mail, postage prepaid as provided in the Indenture (except that, notwithstanding the provisions of Section 5.04 of the Indenture, any notice of redemption for the First Mortgage Bonds of this series given pursuant to said Section need not set forth the Redemption Price but only the manner of calculation thereof) at a Redemption Price equal to the greater of the following amounts:

(i)	100% of the principal amount of the First Mortgage Bonds of this series then Outstanding to be so redeemed; and

(ii)
the sum of the present values of the principal amount and the remaining scheduled payments of interest on the First Mortgage Bonds of this series to be redeemed (not including any portion of payments of interest accrued as of the applicable Redemption Date), discounted to the applicable Redemption Date in accordance with customary market practice on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date.
The Redemption Price for the First Mortgage Bonds of this series will be calculated by the Independent Investment Banker assuming a 360-day year consisting of twelve 30-day months. For purposes of calculating the Redemption Price pursuant to the foregoing optional redemption provisions, the following terms will have the meanings set forth below.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the First Mortgage Bonds of this series to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such First Mortgage Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(i)	the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations,

(ii)	if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received, or

(iii)	if only one Reference Treasury Dealer Quotation is received, such quotation.
“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.
“Reference Treasury Dealer” means each of four primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”), consisting of (i) Citigroup Global Markets Inc., (ii) J.P. Morgan Securities LLC (or its affiliate), (iii) one Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc. and (iv) one other nationally recognized investment banking firm (or its affiliate) that is selected by the Company in connection with the particular redemption, and their respective successors, provided that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another nationally recognized investment banking firm (or its affiliate) that is a Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the applicable Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, shall be fully protected in relying upon the Independent Investment Banker's calculation of any Redemption Price, and shall have no responsibility for such calculation.
In the event of redemption of the First Mortgage Bonds of this series in part only, a new Security or First Mortgage Bonds of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of the First Mortgage Bonds of this series.

In case an Event of Default shall occur, the principal of all the First Mortgage Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the Holders of a majority in principal amount of the First Mortgage Bonds outstanding.

[This First Mortgage Bond is a global First Mortgage Bond and will be exchangeable for Certificated First Mortgage Bonds of like series and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global First Mortgage Bond and a successor depositary is not appointed by the Company within 90 days of such notice or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary, (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers' Certificate stating that such Global First Mortgage Bond shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a written request from DTC to issue a Certificated First Mortgage Bond. Upon any such exchange, Certificated First Mortgage Bonds of this series shall be registered in the names of the beneficial owners of this First Mortgage Bond, which names shall be provided by DTC's relevant Participants (as identified by DTC) to the Trustee.]2
No recourse shall be had for the payment of the principal of, or the interest on, this First Mortgage Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly

_____________________________
2To be inserted on Bonds in global form only.

or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this First Mortgage Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This First Mortgage Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose as provided for in the Indenture upon surrender and cancellation of this First Mortgage Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new First Mortgage Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this First Mortgage Bond, with or without others of like series, may in like manner be exchanged for one or more new First Mortgage Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

This First Mortgage Bond shall be subject to certain restrictions on transfer as set forth in the Indenture and the Fifth Supplemental Indenture.

Any Holder of a First Mortgage Bond of this series requesting the transfer or exchange of a Rule 144A Global First Mortgage Bond (as defined in the Fifth Supplemental Indenture) (or an interest therein) for a Regulation S Global First Mortgage Bond (as defined in the Fifth Supplemental Indenture) (or an interest therein) must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate, in the form attached as Exhibit A hereto; provided that if the requested transfer or exchange is made by the Holder of a First Mortgage Bond of this series that does not bear a Restrictive Legend (as defined in the Fifth Supplemental Indenture), then no certification is required.

Any Holder of a First Mortgage Bond of this series requesting the transfer or exchange of a Regulation S Global First Mortgage Bond (or an interest therein) for a Rule 144A Global First Mortgage Bond (or an interest therein) must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate, in the form attached as Exhibit B hereto; provided that if the requested transfer or exchange is made by the Holder of a First Mortgage Bond of this series that does not bear a Restrictive Legend, then no certification is required.

Beneficial interests in a restricted global First Mortgage Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same restricted global First Mortgage Bond in accordance with the transfer restrictions set forth in the Restrictive Legend (as defined in the Fifth Supplemental Indenture); provided, however, that prior to the expiration of the distribution compliance period under the Regulation S, transfers of beneficial interests in the Regulation S Global First Mortgage Bond may not be made to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person (other than an Initial Purchaser (as defined in the Fifth Supplemental Indenture)).

This First Mortgage Bond shall be governed by, and construed in accordance with, the laws of the State of New York) (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were the Fifth Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

All capitalized terms used but not defined in this First Mortgage Bond shall have the meanings assigned to them in the Indenture or the Fifth Supplemental Indenture, as applicable.

[TO BE ATTACHED TO GLOBAL FIRST MORTGAGE BONDS]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL First Mortgage BOND

The following increases or decreases in this Global First Mortgage Bond have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global First Mortgage Bond	Amount of increase in Principal Amount of this Global First Mortgage Bond	Principal Amount of this Global First Mortgage Bond following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exhibit A
Regulation S Certificate3

[Date]
Texas-New Mexico Power Company (the “Company”)
577 North Garden Ridge Boulevard
Lewisville, Texas  75067
Attention: Vice President and Treasurer

Union Bank, N.A., as Trustee (the “Trustee”)
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Division - Corporate Finance Unit

Re:
Texas-New Mexico Power Company 6.95% First Mortgage Bonds, due 2043, Series 2013A (“First Mortgage Bonds of 2013A Series”) Issued under the Indenture (the “Indenture”) dated as of March 23, 2009, and the Fifth Supplemental Indenture dated as of April 3, 2013.

Dear Ladies and Gentlemen:

In connection with our proposed transfer of $                             aggregate principal amount of First Mortgage Bonds of 2013A Series, we confirm that:

(a)	the offer of the First Mortgage Bonds of 2013A Series was not made to a Person in the United States;

(b)
either (i) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

____________________________
3To be inserted only in Bonds of 2013A Series that are not registered under the Securities Act of 1933, as amended.

In addition, if the sale is made during the Distribution Compliance Period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

Capitalized terms used herein, but not defined herein, shall have the meaning assigned to such terms in the First Mortgage Indenture dated as of March 23, 2009 between the Company and the Trustee, as previously supplemented and as further supplemented by the Fifth Supplemental Indenture dated as of April 3, 2013 between the Company and the Trustee.

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
	Authorized Signature	Signature Medallion Guarantee

Exhibit B
Rule 144A Certificate4

[Date]

Texas-New Mexico Power Company (the “Company”)
577 North Garden Ridge Boulevard
Lewisville, Texas  75067
Attention: Vice President and Treasurer
Union Bank, N.A., as Trustee (the “Trustee”)
120 S. San Pedro Street
Los Angeles, California 90012
Attention: Corporate Trust

Re:
Texas-New Mexico Power Company 6.95% First Mortgage Bonds, due 2043, Series 2013A (“First Mortgage Bonds of 2013A Series”) Issued under the Indenture (the “Indenture”) dated as of March 23, 2009 and the Fifth Supplemental Indenture dated as of April 3, 2013.

This is to certify that as of the date hereof with respect to U.S. $ [        ] principal amount of the above-captioned securities presented or surrendered on the date hereof (the “Surrendered Bonds”) for registration of transfer or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned Holder (each such transaction being a “transfer”), the undersigned Holder (as defined in the Indenture) of the Surrendered Bonds represents and certifies for the benefit of Texas-New Mexico Power Company and the Trustee, that the transfer of Surrendered Bonds associated with such transfer complies with the restrictive legends set forth on the face of the Surrendered Bonds for the reason [checked below]


The Surrendered Bonds are being transferred to a Person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) (a “QIB”) that purchases for its own account or for the account of one or more QIBs to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act; or

	The transfer of the Surrendered Bonds complies with Rule 144 under the Securities Act;* or

____________________________________
4To be inserted only in Bonds of 2013A Series that are not registered under the Securities Act of 1933, as amended.

	The Surrendered Bonds are being transferred to the Company.

Capitalized terms used herein, but not defined herein, shall have the meaning assigned to such terms in the First Mortgage Indenture dated as of March 23, 2009 between the Company and the Trustee, as previously supplemented and as further supplemented by the Fifth Supplemental Indenture dated as of April 3, 2013 between the Company and the Trustee.

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
	Authorized Signature	Signature Medallion Guarantee

_____
*	These transfers may require an opinion of counsel.